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                                                                  Exhibit 10.5.2

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                          TRANSITION SERVICES AGREEMENT

                                  by and among

                            THE EXOREX COMPANY, LLC,

                               BIOGLAN PHARMA PLC

                       MEDICIS PHARMACEUTICAL CORPORATION

                                       and

                            IMX PHARMACEUTICALS, INC.

                          -----------------------------

                            Dated as of June 30, 1999

                          -----------------------------

================================================================================
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................1

ARTICLE II RESPONSIBILITIES OF PARTIES.........................................2

  SECTION 2.1  PROVISION OF SERVICES...........................................2
  SECTION 2.2  COOPERATION AND ASSISTANCE......................................2
  SECTION 2.3  DISTRIBUTION AGENCY SERVICES....................................2
  SECTION 2.4  MARKETING SUPPORT SERVICES......................................2
  SECTION 2.5  REPORTS.........................................................3
  SECTION 2.6  NDC NUMBERS.....................................................3
  SECTION 2.7  PAYMENT OF NET SALES............................................3
  SECTION 2.8  GOVERNMENT CONTRACTS............................................3
  SECTION 2.9  ORDERS FOLLOWING TERMINATION OR EXPIRATION......................3
  SECTION 2.10 GUARANTEE BY IMX................................................3

ARTICLE III PRODUCT RETURNS....................................................4

ARTICLE IV PAYMENTS............................................................4

  SECTION 4.1  FEES............................................................4
  SECTION 4.2  RECORDS; AUDIT..................................................4
  SECTION 4.3  CONTRIBUTION MARGIN.............................................4

ARTICLE V STANDARD FOR SERVICES................................................5

ARTICLE VI TERM AND TERMINATION................................................6

  SECTION 6.1  TERM............................................................6
  SECTION 6.2  TERMINATION.....................................................6
  SECTION 6.3  RIGHTS AND DUTIES OF PARTIES UPON TERMINATION...................6

ARTICLE VII CONFIDENTIALITY....................................................6

ARTICLE VIII INDEPENDENT CONTRACTOR............................................7

ARTICLE IX NOTICES.............................................................7

ARTICLE X SUCCESSORS AND ASSIGNS...............................................8

ARTICLE XI SURVIVAL OF TERMS...................................................8

ARTICLE XII ADDITIONAL TERMS...................................................9

  SECTION 12.1 ENTIRE AGREEMENT................................................9
  SECTION 12.2 AMENDMENTS; NO WAIVER...........................................9
  SECTION 12.3 COUNTERPARTS....................................................9

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  SECTION 12.4 SEVERABILITY....................................................9
  SECTION 12.5 CAPTIONS........................................................9
  SECTION 12.6 INJUNCTIVE RELIEF...............................................9
  SECTION 12.7 EXPENSES........................................................9
  SECTION 12.8 ATTORNEYS' FEES................................................10
  SECTION 12.9 GOVERNING LAW; JURISDICTION....................................10

                             SCHEDULES AND EXHIBITS

--------------------------------------------------------------------------------

                                    Schedules

Schedule 1................................................Form of Monthly Report

                                    Exhibits

Exhibit A...............................................................Contacts
Exhibit B.......................................Current List Prices for Products
Exhibit C........................................THE LLC's Returned Goods Policy
Exhibit D.........................The LLC's Disposition of Returned Goods Policy


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                          TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (the "Agreement") is entered into as of this 30th day of June, 1999 by and among THE EXOREX COMPANY, LLC, a Delaware limited liability company (the "LLC") and BIOGLAN PHARMA PLC, a company incorporated under the laws of England and Wales under company registration number 1779870 ("Bioglan") and MEDICIS PHARMACEUTICAL CORPORATION ("Medicis") and IMX PHARMACEUTICALS, INC. ("IMX"). All capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Exorex Asset Purchase Agreement (the "Exorex Asset Purchase Agreement").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Exorex Asset Purchase Agreement, dated as of June 29, 1999, by and among the LLC, Bioglan, Medicis and IMX, Bioglan has purchased from the LLC the Purchased Assets; and

      WHEREAS, Bioglan desires to retain the LLC, and the LLC is willing to be retained by Bioglan, to provide certain sales, finance and distribution services during the period of transition of the Products from the LLC to Bioglan.

      NOW, THEREFORE, in consideration of the above and of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      In this Agreement the following terms shall have the following meanings:

      "Fully Loaded Costs" means all direct expenses and, with respect to time spent on a project by employees, an hourly rate which equals salary plus benefits plus fifty percent (50%) allocated overhead.

      "Net Sales" means the gross invoice amount of Products sold to third parties in the Territory from and after the Closing Date, less: (a) promotional and trade discounts; (b) sales and excise taxes, value added and other taxes and insurance premiums and duties which are billed to customers as separate items on invoices; (c) allowances for short-shipments and price adjustments; and (d) those contract chargebacks, government rebates, and returns (e.g., of spoiled, damaged or outdated Products) which are the responsibility of Bioglan under the Agreement.

      "Sales" means the gross invoice amount of Products sold to third parties in the Territory on behalf of Bioglan from and after the Closing Date.

      "Services" means any and all services with respect to the Products provided by the LLC to Bioglan pursuant to this Agreement.

      "Territory" means the United States of America and its territories, possessions, and commonwealth including the Commonwealth of Puerto Rico.

                                   ARTICLE II
                           RESPONSIBILITIES OF PARTIES

            Section 2.1 Provision of Services. Subject to the terms hereof, the LLC shall (i) reasonably cooperate with Bioglan and assist in the orderly transition of the Purchased Assets to Bioglan, and (ii) provide the Services described herein that are requested by Bioglan.

            Section 2.2 Cooperation and Assistance. The LLC and Bioglan shall make available the individuals identified on Exhibit A, or their qualified designees, for consultation with the other party's representatives via telephone, correspondence or in person at the LLC's facilities for the purpose of conveying and transferring information relating to the operation of the Purchased Assets. Such consultation shall occur for reasonable periods of time, upon reasonable notice during normal business hours. Either party may appoint substitutes for the individuals listed on Exhibit A. Notwithstanding any other provision of this Agreement, the individuals listed on Exhibit A (or their substitutes) shall be available for minimal consultation for a period of six (6) months following the Closing Date.

            Section 2.3 Distribution Agency Services. With respect to the Purchased Assets, the LLC, or subcontractors used by the LLC in the ordinary course of conducting its business, shall provide all services (including storing, delivering and distributing the Products and filling orders) requested by Bioglan and customarily performed by a distribution agent in connection with the sale of the Products in the Territory, including the following: (a) accepting orders and invoicing purchasers on behalf of Bioglan; (b) processing all Products returned by customers in accordance with Article 3 of this Agreement; (c) order entry and billing services; (d) recording sales and collecting amounts due; (e) making appropriate payments for chargebacks and rebates subject to the Agreement; and (f) customer complaint and inquiry services, including adverse drug reaction reporting. The LLC further covenants and represents to Bioglan that it shall use reasonable efforts to comply with all material laws, rules, regulations and requirements of any governmental body which may be applicable to the distribution or sale of the Products under this Agreement, provided, however, that it shall not be deemed a breach of this
Section 2.3 if the LLC can demonstrate that such non-compliance was caused by following the written instructions of Bioglan. The LLC shall charge customers and pay Bioglan for Products sold only on the basis of list prices for each unit of the Product, except as may already be committed for the quarter ended June 30, 1999. The current list prices for Products are set forth on Exhibit B. Bioglan may change the list prices from time to


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time by written notice to the LLC, which price changes shall be effective within seven (7) days of receipt of such notice.

            Section 2.4 Marketing Support Services. In order to inform customers of the sale of the Purchased Assets to Bioglan, and otherwise transition the Purchased Assets, the parties shall: (a) notify all contracted customers, trade customers, and wholesalers of the transfer of the Purchased Assets to Bioglan by a method and at a time mutually agreed to by the parties in the form substantially as agreed by the parties, and (b) provide notice to wholesalers at mutually agreed to times which allows adequate transition time for the wholesalers. In providing marketing support services hereunder, the LLC shall provide Bioglan with necessary pricing information concerning the Products, but shall not be required to disclose copies of customer contracts. The parties hereto acknowledge and agree that the LLC shall not be responsible for providing Bioglan with any sales or promotional support.

            Section 2.5 Reports. The LLC shall submit in writing to Bioglan (a) within seven (7) business days after the end of each calendar month a report setting forth total Net Sales by SKU for the period ending the last Sunday in the preceding calendar month, (b) within seven (7) business days after the end of each calendar month a report setting forth inventory on-hand by SKU as of the last Sunday in the preceding calendar month, and (c) within fifteen (15) days after the end of each calendar month a report as set forth on Schedule 1 and such other information as Bioglan shall reasonably request that is agreed to by the LLC.

            Section 2.6 NDC Numbers. Immediately following the Closing, Bioglan shall take any and all action necessary to change the National Drug Code ("NDC") number for the Products, which change shall be implemented pursuant to the terms of the Agreement.

            Section 2.7 Payment of Net Sales. On the twentieth calendar day of each calendar month, the LLC will wire transfer to Bioglan the amount equal to total Net Sales for the prior month, less (i) a one-half percent (.50%) reserve for uncollected Sales based on Net Sales; (ii) a two percent (2%) deduction from Sales for cash discounts based on payment terms of two percent (2%) thirty net thirty-one (31) days; (iii) the amount of the fee, if any, calculated for such prior month under Section 4.1; and (iv) any and all direct costs related to the Products, including assumed litigation costs, and any allocated costs which the LLC may receive which are not allocated by Product, including but not limited to freight, product liability, warehousing, broker fees, sales incentives, insurance and administrative services, including payroll processing.

            Section 2.8 Government Contracts. The parties shall mutually agree on the timing and method of notifying applicable federal agency customers and the Health Care Financing Administration ("HCFA") of the sale of the Products to Bioglan, and shall take whatever action is necessary to simultaneously add the Products to Bioglan's federal supply schedule and Medicaid rebate agreement, if applicable, and delete the Products from the federal supply schedule and Medicaid rebate agreement of the LLC as applicable.


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            Section 2.9 Orders Following Termination or Expiration. For a period of two (2) weeks following the termination or expiration of this Agreement, the LLC shall forward to Bioglan as soon as practicable via facsimile any orders for Products received by the LLC. For a period of six (6) weeks following the end of the two (2) week period in the preceding sentence, the LLC shall forward to Bioglan via facsimile at least every three (3) days any orders for Products received by the LLC. At the end of such six (6) week period, the LLC shall reject all orders for Products received by the LLC, but shall notify any such orderer that future orders should be placed directly with Bioglan.

            Section 2.10 Guarantee by IMX. In consideration of Medicis' purchase of IMX's interest in the LLC, IMX hereby agrees to guarantee the due and timely performance of all obligations of the LLC under this Agreement which are within the reasonable control of IMX.

                                   ARTICLE III
                                 PRODUCT RETURNS

            The LLC shall process and pay all claims received by it for returns of Products in accordance with the provision of the return goods policy attached hereto as Exhibit C. Bioglan shall not engage in any special pricing, rebate allowance, promotional or marketing program or activities, special returns policy or special restocking program that would impact the normal course or level of expected returns with respect to Products sold prior to Closing. Returned goods will be destroyed in accordance with the provisions of the disposition of returned goods policy of the LLC, a copy of which is attached hereto as Exhibit D.

                                   ARTICLE IV
                                    PAYMENTS

            Section 4.1 Fees. In consideration of the LLC's Services under this Agreement, Bioglan shall pay to the LLC a fee equal to six per cent (6%) of Bioglan's Net Sales of Products for the period during which the LLC provides Services to Bioglan, payable monthly. In addition, the LLC shall be reimbursed its Fully Loaded Costs for any special services or expenses, provided that Bioglan has given its prior written approval for such special services or expenses, including without limitation the cost of destruction of returned goods other than pursuant to on-going, normal business operations, the participation of the LLC in any recall of Products, "scrap" charges incurred due to labeling or packaging changes requested by Bioglan, and any components with the LLC's NDC number ordered on or after the date six (6) months after termination of this Agreement with the prior written approval of Bioglan, transportation costs associated with the delivery of inventory and records upon termination of this Agreement, and any other expenses incurred by the LLC specifically as a result of this Agreement. Bioglan will reimburse the LLC with respect to the foregoing costs, if any, within thirty (30) days of receipt of the LLC's statement.


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            Section 4.2 Records; Audit. Medicis, on behalf of the LLC, shall keep records relating to the calculation of Net Sales and the fees under Section
4.1 in accordance with generally accepted accounting principles in the United States and provide copies of such records to Bioglan within ninety (90) days of termination of this Agreement. During and at any time within six (6) months following termination of this Agreement, Bioglan, at its expense, shall have the right to conduct one examination or audit of said records of the LLC which relate solely to the services provided hereunder and costs and expenses incurred hereunder, for the sole purpose of verifying information provided by the LLC and payments made to the LLC hereunder. The LLC and Medicis shall cooperate fully with the auditor and provide all reasonable access to records and employees necessary to promptly complete this audit. During and at any time within six (6) months following termination of this Agreement, Bioglan, at its expense, shall have the right to appoint an independent certified public accounting firm reasonably acceptable to the LLC and Medicis who will be bound by confidentiality terms reasonable to the LLC and Medicis, to conduct one audit of customer invoices for the Products for the sole purpose of verifying the information provided by the LLC and payments made to the LLC hereunder. Such auditor shall not disclose any information to Bioglan relating to the LLC's products or business other than information which pertains directly to the purpose of the audit. If any such examination or audit discloses an underpayment or overpayment hereunder, written notice of such fact, specifying the amount and basis of the underpayment or overpayment shall promptly be furnished to the LLC. Subject to the LLC's right to dispute the amount of any overpayment or underpayment, the amount of any overpayment upon resolution of such dispute, if any, shall be credited against future amounts owed to the LLC hereunder, or if there will be no such future amounts, the LLC shall refund the overpayment to Bioglan within thirty (30) days of such notice; and the amount of any underpayment shall be paid to the LLC within thirty (30) days after such disclosure. If the audit determines that the LLC has overcharged Bioglan by five percent (5%) or more for the fee under Section 4.1 for the period audited, the LLC shall promptly reimburse Bioglan for all reasonable expenses incurred in conducting said audit.

            Section 4.3 Contribution Margin. LLC shall pay to Bioglan the Contribution Margin at the later of (i) twenty (20) business days after the Closing Date or (ii) the date on which Medicis receives the US $39.1 million payment from Bioglan as set forth in Article II of the Asset Purchase Agreement dated June 29, 1999 between Medicis and Bioglan. Medicis shall have no obligation to pay the Contribution Margin unless and until it receives in a timely manner such $39.1 million payment from Bioglan.

                                    ARTICLE V
                              STANDARD FOR SERVICES

            The LLC shall meet the standards of the applicable profession in performing Services hereunder; provided that except as otherwise set forth herein, neither the LLC nor its employees shall have any liability to Bioglan in connection with such performance absent bad faith, gross negligence or willful misconduct. In performing its duties hereunder, the quality and quantity of Services provided hereunder by the LLC to Bioglan (including without limitation the substance, timeliness and diligence thereof) shall be substantially the same as the


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

quality and quantity of services rendered in relation to the LLC's other products by the LLC personnel. Nothing contained in this Agreement shall require the LLC to alter its operations, policies, procedures, method of doing business, reporting mechanisms or formats or information technology systems in order to provide Services hereunder or otherwise engage in any extraordinary activities, except as set forth in this Agreement. If Bioglan suffers any loss or damage caused by the LLC's bad faith, gross negligence or willful misconduct, the LLC shall pay all direct out of pocket costs incurred as a result thereof. Under no circumstances shall the LLC have any liability to Bioglan for consequential or incidental damages.

                                   ARTICLE VI
                              TERM AND TERMINATION

            Section 6.1 Term. Subject to Section 6.2, this Agreement shall commence as of the Closing Date and shall continue in effect for a period of four (4) months. This period shall be extended, at the written request of Bioglan, for an additional two (2) months if, after using its reasonable best efforts, Bioglan has been unable to develop its own distribution system at the end of the four month period.

            Section 6.2 Termination. At any time after payment in full of the $39.1 million payment from Bioglan as set forth in Article II of the Asset Purchase Agreement dated June 29, 1999 between Bioglan and Medicis, Bioglan may terminate this Agreement upon not less fifteen (15) days written notice that it has developed its own distribution network, provided any transition issues that will require cooperation after termination are mutually agreed to by the parties.

            Section 6.3 Rights and Duties of Parties Upon Termination. Upon expiration or other termination of this Agreement in accordance with the terms hereof, the parties shall cooperate in the orderly termination of the Services hereunder, including without limitation the transfer of Products to Bioglan; and the transfer of other information relating solely to the Products, including customer information.


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

                                   ARTICLE VII
                                 CONFIDENTIALITY

            The LLC acknowledges that confidential and proprietary information with respect to the Purchased Assets is valuable, special and unique. Neither the LLC nor any of its Affiliates shall at any time after the Closing Date disclose, directly or indirectly, to any third party, or use or purport to authorize any third party to use any confidential or proprietary information with respect to the Purchased Assets, whether or not for the LLC's or an Affiliate's own benefit, without the prior written consent of Bioglan, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, inventions, sources, leads or methods of obtaining new supplies, marketing strategies or any other information relating to the Products which could reasonably be regarded as confidential, but not including information which (i) does not relate directly and exclusively to the Purchased Assets, provided that the LLC and its Affiliates shall not disclose such information to the direct detriment of the Purchased Assets; or
(ii) is or shall become generally available to the public other than as a result of an unauthorized disclosure by the LLC or an Affiliate or third party to whom the LLC or an Affiliate has provided such information; or (iii) as may be necessary for the LLC or any of its Affiliates to perform its obligations under this Agreement or the Exorex Asset Purchase Agreement or the transactions or agreements contemplated therein; or (iv) that is required by law to be disclosed by the LLC or any of its Affiliates.

                                  ARTICLE VIII
                             INDEPENDENT CONTRACTOR

            Each party shall act solely as an independent contractor and nothing in this Agreement shall be construed to give either the power or authority to enter into or incur, any commitments, expenses or liabilities whatsoever on behalf of the other party. Nothing herein shall be construed to create the relationship of a partnership, principal and agent, or joint venture between Bioglan and the LLC, other than as expressly set forth herein and the LLC shall not represent itself to be an agent of Bioglan or incur any obligations for or on behalf of Bioglan other than is expressly contemplated by this Agreement.

                                   ARTICLE IX
                                     NOTICES

            Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Bioglan or the LLC at the respective addresses and facsimile numbers set forth below or at such other address and facsimile number as either party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed


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

transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

All correspondence to the LLC shall be addressed as follows:

            c/o Medicis Pharmaceutical Corporation
            4383 East Camelback Road
            Phoenix, Arizona  85018
            U.S.A.
            Attention: Jonah Shacknai

            With copies to:

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            590 Madison Avenue, 20th Floor
            New York, New York  10022
            U.S.A.
            Attention:  Stephen E. Older, Esq.


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

All correspondence to Bioglan shall be addressed as follows:

            Bioglan Pharma Plc
            5 Hunting Gate
            Hitchin, Hertfordshire  SG4 OTJ
            England
            Attention: Terry Sadler

            With copies to:

            Roiter Zucker Solicitors
            Regent House
            Swiss Cottage
            5-7 Broadhurst Gardens
            London NW6 3RZ England
            Attention:  Warren Roiter

All correspondence to IMX shall be addressed as follows:

            IMX Pharmaceuticals, Inc.
            2295 Corporate Boulevard
            Boca Raton, Florida 33431
            Attention: William Forster

            With copies to:

            Nason, Yeager, Gerson, White & Lioce, P.A.
            1645 Palm Beach Lakes Boulevard
            Suite 1200
            West Palm Beach, Florida 33401
            Attention:  Gary N. Gerson

                                    ARTICLE X
                             SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the written consent of the other party.


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

                                   ARTICLE XI
                                SURVIVAL OF TERMS

            The provisions of Sections 2.2, 2.5, 2.6, 2.7 (to the extent payments due remain outstanding thereunder), 2.9, 6.3 and 12.1 and Articles 4, 5, 7, and 8 shall survive the termination or expiration of this Agreement.

                                   ARTICLE XII
                                ADDITIONAL TERMS

            Section 12.1 Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and replace all previous negotiations, understandings, representations, writings, and contract provisions and rights relating to the subject matter hereof. If there is any conflict between this Agreement and the terms and conditions contained on any purchase order or invoice, the terms and conditions of this Agreement shall prevail.

            Section 12.2 Amendments; No Waiver. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each party. No failure or delay on the part of either party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

            Section 12.3 Counterparts. This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument and shall become effective when a counterpart has been signed by Bioglan and delivered to the LLC and a counterpart has been signed by the LLC and delivered to Bioglan.

            Section 12.4 Severability. The parties agree that (a) the provisions of this Agreement shall be severable and (b) in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (i) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (ii) the remaining provisions shall remain enforceable to the fullest extent permitted by law, provided that the rights and interests of the parties hereto shall not be materially affected.

            Section 12.5 Captions. Captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless the context requires otherwise, all references herein to Articles and Sections are to the articles and sections of this Agreement.

            Section 12.6 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to seek equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

            Section 12.7 Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

            Section 12.8 Attorneys' Fees. If there is any litigation or arbitration with respect to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

            Section 12.9 Governing Law; Jurisdiction. This Agreement shall be governed by the substantive laws of the State of Arizona, United States of America (without regard to principles of conflicts of laws) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Bioglan consents and submits to the personal jurisdiction of the state and federal courts in Arizona.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              THE EXOREX COMPANY, LLC

                              By:
                                  -------------------------------------------
                                  Name:
                                  Title:


                              BIOGLAN PHARMA PLC

                              By:
                                  -------------------------------------------
                                  Terry I. Sadler
                                  Chairman and Chief Executive Officer


                              MEDICIS PHARMACEUTICAL CORPORATION

                              By:
                                  -------------------------------------------
                                  Mark A. Prygocki, Sr.
                                  Chief Financial Officer


                              IMX PHARMACEUTICALS, INC.

                              By:
                                  -------------------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE 1

                             FORM OF MONTHLY REPORT

                                    EXHIBIT A

                                THE LLC CONTACTS

William Forster
Marc L. Panoff

                                BIOGLAN CONTACTS

Terry I. Sadler
Bob Moccia

                                    EXHIBIT B

                        CURRENT LIST PRICES FOR PRODUCTS

  [To be negotiated by the parties prior to the termination of this agreement.]

                                    EXHIBIT C

                         THE LLC'S RETURNED GOODS POLICY

                                    EXHIBIT D

                 THE LLC'S DISPOSITION OF RETURNED GOODS POLICY

      The LLC does not have a formal policy regarding disposition of returned products.